Exhibit 99.2

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Investor Relations
https://ir.cedarfair.com	Michael Russell, 419.627.2233

CEDAR FAIR ANNOUNCES OFFERING OF $875 MILLION SENIOR SECURED NOTES

SANDUSKY, Ohio (April 20, 2020) — Cedar Fair Entertainment Company (NYSE: FUN) (the “Company” or “Cedar Fair”) today announced that it, together with its wholly owned subsidiaries Magnum Management Corporation (“Magnum”), Canada’s Wonderland Company (“Cedar Canada”) and Millennium Operations LLC (“Millennium” and, together with the Company, Magnum and Cedar Canada, the “Issuers”), intend to commence a private offering of $875 million aggregate principal amount of senior secured notes due 2025 (the “Notes”). Obligations under the Notes will be guaranteed by the Company’s wholly owned subsidiaries that guarantee its senior secured credit facilities (other than Magnum, Cedar Canada and Millennium) (the “Credit Facilities”).

The Company intends to use a portion of the net proceeds of the offering to repay a portion of its term loan facility and the remaining amount for general corporate and working capital purposes, including fees and expenses related to the transaction. Completion of the offering of the Notes is subject to, among other things, pricing and market conditions, and, in part, an amendment to its Credit Facilities (the “Credit Facilities Amendment”).

In connection with the offering of the Notes, the Company has received sufficient consents from lenders, assuming the prepayment of a portion of the outstanding term loan facility set to occur concurrently with the issuance of a portion of the Notes, to amend its Credit Facilities to, among other things, suspend and revise certain of the financial covenants under the Credit Facilities. The Credit Facilities Amendment is, in part, in response to the novel coronavirus (“COVID-19”) pandemic-related disruption that the Company is experiencing in 2020.

The Notes and the guarantees will be secured by first-priority liens on the Issuers’ and the guarantors’ assets that secure all the obligations under the Credit Facilities. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The issuance and sale of the Notes will not be registered under the Securities Act and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Cedar Fair

Cedar Fair Entertainment Company (NYSE: FUN), one of the largest regional amusement-resort operators in the world, is a publicly traded partnership headquartered in Sandusky, Ohio. Focused on its mission to make people happy by providing fun, immersive and memorable experiences, the Company owns and operates 13 properties, consisting of 11 amusement parks, four separately gated outdoor water parks, and resort accommodations totaling more than 2,300 rooms and more than 600 luxury RV sites. Cedar Fair’s parks are located in Ohio, California, North Carolina, South Carolina, Virginia, Pennsylvania, Minnesota, Missouri, Michigan, Texas and Toronto, Ontario. It also operates an additional theme park in California under a management contract.

Forward-Looking Statements

Some of the statements contained in this news release that are not historical in nature constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including statements as to the Company’s expectations, beliefs, goals and strategies regarding the future. These forward-looking statements may involve risks and uncertainties that are difficult to predict, may be beyond our control and could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors, including the impact of the COVID-19 global pandemic on our business and financial results, general economic conditions, adverse weather conditions, competition for consumer leisure time and spending, unanticipated construction delays, changes in the Company’s capital investment plans and projects and other factors discussed from time to time by the Company in its reports filed with the Securities and Exchange Commission (the “SEC”) could affect attendance at the Company’s parks and cause actual results to differ materially from the Company’s expectations or otherwise to fluctuate or decrease. Additional information on risk factors that may affect the business and financial results of the Company can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in the filings of the Company made from time to time with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, information, circumstances or otherwise that arise after the publication of this news release.

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